================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             --------------------

                                 SCHEDULE 14A

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_] [_] Confidential, For Use of the
Check the appropriate box:                         Commission Only (as Permitted
[_] Preliminary Proxy Statement                    by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WATCHGUARD TECHNOLOGIES, INC.
               (Name of Registrant as Specified in its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         _______________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

         _______________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

         _______________________________________________________________________
     (5) Total fee paid:

         _______________________________________________________________________
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

     (1) Amount previously paid:

         _______________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

         _______________________________________________________________________
     (3) Filing Party:

         _______________________________________________________________________
     (4) Date Filed:

         _______________________________________________________________________

================================================================================

                           [LETTERHEAD OF WATCHGUARD]

                                 June 21, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of WatchGuard Technologies, Inc., which will be held on Tuesday, July 24, 2001, at 9:00 a.m., local time, at the W Hotel, Fourth Avenue and Seneca Street, Seattle, Washington.

  At the annual meeting, you will be asked to elect a director to our board of directors.

  WatchGuard's board of directors recommends that you vote "for" election of the nominee for director.

  You should read carefully the accompanying Notice of Annual Meeting of Stockholders and proxy statement for additional information.

  Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card.

  Your prompt cooperation is greatly appreciated.

                                          Sincerely,

                                          /s/ Christopher G. Slatt

                                          Christopher G. Slatt
                                          President, Chief Executive Officer
                                           and
                                          Chairman of the Board

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                         WATCHGUARD TECHNOLOGIES, INC.
                       505 Fifth Avenue South, Suite 500
                           Seattle, Washington 98104

                               ----------------

               Notice of the 2001 Annual Meeting of Stockholders
                            to be held July 24, 2001

                               ----------------

TO THE STOCKHOLDERS OF WATCHGUARD TECHNOLOGIES, INC.:

  We will hold the 2001 Annual Meeting of Stockholders of WatchGuard Technologies, Inc. on Tuesday, July 24, 2001, at 9:00 a.m., local time, at the W Hotel, Fourth Avenue and Seneca Street, Seattle, Washington, for the following purposes:

  1. To elect to our board of directors one Class 1 director, to hold office until the third annual meeting of stockholders following his election or until his successor is elected and qualified.

  2. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

  These items of business are more fully described in the proxy statement accompanying this notice. The board of directors has fixed the close of business on June 1, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

  The director elected will be the candidate receiving the greatest number of votes present, in person or by proxy, at the annual meeting.

  You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. Your stock will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing a written revocation with the secretary of WatchGuard or by attending and voting in person at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Steven N. Moore

                                          Steven N. Moore
                                          Secretary

Seattle, Washington
June 21, 2001

                         WATCHGUARD TECHNOLOGIES, INC.

                               ----------------

                                PROXY STATEMENT

  This proxy statement is being furnished to the holders of common stock of WatchGuard Technologies, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2001 annual meeting of stockholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Tuesday, July 24, 2001, at 9:00 a.m., local time, at the W Hotel, Fourth Avenue and Seneca Street, Seattle, Washington. The approximate date of mailing this proxy statement and the accompanying proxy is June 21, 2001.

Matters to Be Considered at the Annual Meeting

  At the annual meeting, our stockholders of record as of the close of business on June 1, 2001 will consider and vote on the following proposals:

  (1) election to our board of directors of one Class 1 director, to hold office until the third annual meeting of stockholders following his election or until his successor is elected and qualified; and

  (2) such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

  Our board of directors recommends that our stockholders vote "for" election of the nominee for director.

Record Date; Shares Entitled to Vote; Quorum; Vote Required

  Only our stockholders of record at the close of business on the record date, June 1, 2001, are entitled to notice of and to vote at the annual meeting. We have one class of voting securities outstanding, which is designated as common stock, and each share of common stock is entitled to one vote. As of the record date, 26,854,244 shares of common stock were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting.

  The director elected at the annual meeting will be the candidate receiving the greatest number of votes present, in person or by proxy, at the annual meeting. Holders of common stock are not entitled to cumulate votes in electing directors.

  Brokers who hold shares of WatchGuard common stock in street name for a customer who is the beneficial owner of those shares may not give us a proxy to vote the customer's shares without specific instructions from the customer. These nonvoted shares are referred to as "broker nonvotes." If your broker holds your WatchGuard stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form your broker sent to you with this proxy statement. Abstentions and broker nonvotes will have no effect on electing the director since they will not represent votes cast at the annual meeting for the purpose of electing the director.

Proxies

  Shares of common stock represented by properly executed proxies that we receive at or before the annual meeting and that have not been revoked will be voted at the annual meeting in accordance with the instructions contained in the proxy. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted "for" election of the nominee for director. To ensure that your shares are voted, please complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided.

  You may revoke your proxy by:

  . submitting a later-dated proxy for the same shares at any time before the vote on the proposal;

  . delivering written notice of revocation to the secretary of WatchGuard at any time before the vote; or

  . attending the annual meeting and voting in person. Merely attending the annual meeting will not in and of itself revoke a proxy.

  If the annual meeting is adjourned or postponed for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

  The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our stockholders. Our directors, officers and employees may solicit proxies by mail, telephone, facsimile, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for out-of-pocket expenses they incur. We will reimburse brokerage firms, nominees, fiduciaries and other custodians for the reasonable expenses they incur in forwarding proxy materials to and requesting authority for the exercise of proxies from the beneficial owners of our common stock.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTOR

  Our restated bylaws provide that our board of directors shall be composed of not less than five nor more than nine directors, and that the board shall be divided into three classes, as nearly equal in number as possible. We currently have six directors, but one director will not be standing for reelection. Each director elected to the board generally holds office for a three-year term or until his or her successor is elected and qualified. However, if a director resigns from the board before the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term.

  Our board currently consists of Stuart J. Ellman, Michael R. Hallman, Steven
N. Moore, Christopher G. Slatt, Andrew W. Verhalen and Charles P. Waite, Jr. The terms of our Class 1 directors, Messrs. Ellman and Hallman, expire at the 2001 annual meeting, and Mr. Ellman will not stand for reelection. Accordingly, at the annual meeting our stockholders will elect one Class 1 director, to serve a three-year term or until his successor is elected and qualified. The board has nominated Michael R. Hallman for election to the board as a Class 1 director. Information is provided below with respect to both the nominee and our continuing directors.

  We intend to cast votes in accordance with the accompanying proxy for the election of our nominee unless we receive contrary instructions. If the nominee should become unavailable for any reason, we intend to cast votes for a substitute nominee designated by the board. The board has no reason to believe that the nominee will be unable to serve if elected.

Nominee for Director

 Class 1 -- Term Expires in 2004

  Michael R. Hallman, 55, has served as a director of WatchGuard since November 2000. Mr. Hallman founded The Hallman Group, a management consulting firm, in October 1992 and has served as its president since October 1992. From February 1990 to March 1992, he was president and chief operating officer of Microsoft Corporation. Mr. Hallman is also a director of In Focus Corporation, Intuit, Inc., Network Appliance, Inc. and two subsidiaries of Fujitsu Ltd., and is a trustee of the Seattle Museum of Flight. He also serves on the executive advisory boards of the business schools of Seattle Pacific University and the University of Washington and on the visiting committee to the University of Michigan Business School. Mr. Hallman holds a B.B.A. and an M.B.A. from the University of Michigan.

Continuing Directors

 Class 2 -- Terms Expire in 2002

  Andrew W. Verhalen, 44, has served as a director of WatchGuard since May 1997. Since April 1992, Mr. Verhalen has served as a partner of Matrix Partners, a venture capital firm. Before 1992, Mr. Verhalen held senior management positions at 3Com Corporation and Intel Corporation. He is also a director of Blue Martini Software, Inc., Copper Mountain Networks, Inc., Open Wave Systems, Turnstone Systems, Inc. and several private technology companies. Mr. Verhalen holds a B.S.E.E., an M.E. and an M.B.A. from Cornell University.

  Charles P. Waite, Jr., 45, has served as a director of WatchGuard since May 1997. Since December 1987, Mr. Waite has served as a general partner of OVP Venture Partners (formerly Olympic Venture Partners), a venture capital firm. He is also a director of Loudeye, Inc., Rosetta Inpharmetics, Inc., Seattle Genetics, Inc., SignalSoft Corporation, Verity, Inc. and several private companies. Mr. Waite holds an A.B. in history from Kenyon College and an M.B.A. from Harvard University.

 Class 3 -- Terms Expire in 2003

  Christopher G. Slatt, 43, cofounded WatchGuard in February 1996. Mr. Slatt has served as president, chief executive officer and a director of WatchGuard since its inception, and as chairman of the board since April 1999. From September 1993 to October 1995, he served as a vice president and general manager of Legent Corporation, a computer software company, which was acquired by Computer Associates International, Inc., a computer software company, in August 1995. Mr. Slatt holds a B.S.E.E. from the University of Notre Dame.

  Steven N. Moore, 43, cofounded WatchGuard in February 1996. Mr. Moore has served as executive vice president of strategic financial operations of WatchGuard since October 2000 and as secretary and a director since inception. Mr. Moore served as chief financial officer and treasurer from inception to October 2000, as executive vice president of finance from March 1999 to October 2000 and as vice president of finance and operations from inception to March 1999. From September 1993 to September 1995, he served as director of finance of Legent Corporation. Mr. Moore holds a B.S. in finance from Central Washington University.

Director Compensation

  We do not pay cash compensation to our directors for their services as directors or members of committees of the board of directors, but we do reimburse them for reasonable expenses they incur in attending board or committee meetings.

  Our directors are eligible to participate in our 1996 Stock Incentive Compensation Plan. In November 2000, we granted each of Messrs. Ellman, Verhalen and Waite a nonqualified stock option to purchase 40,000 shares of common stock at an exercise price of $33.01 per share and granted Mr. Hallman a nonqualified stock option to purchase 40,000 shares at an exercise price of $37.00 per share. Each of these director options vests at 2.777% per month over a three-year period.

Committees of the Board and Meetings

  During 2000, there were nine meetings of the board of directors. Each of our directors attended 75% or more of the meetings of the board and of the meetings of the committees on which he served.

  The board has a compensation committee and an audit committee. The board currently has no nominating committee. Each of the committees is responsible to the full board of directors and its activities are therefore subject to the approval of the board. The functions performed by each of the committees is summarized below.

 Compensation Committee

  The current members of the compensation committee are Messrs. Ellman, Verhalen (chairman) and Waite. After the annual meeting, if Mr. Hallman is elected, he is expected to replace Mr. Ellman on the compensation committee. The compensation committee

  . reviews and approves the compensation and benefits for our executive officers and grants stock options to officers and nonemployees under our stock option plans; and

  .  makes recommendations to the board of directors regarding these matters.

This committee met once in 2000. The report of the compensation committee is set forth beginning on page 7 of this proxy statement.

 Audit Committee

  The current members of the audit committee are Messrs. Ellman, Verhalen and Waite (chairman). On or before the date of the annual meeting, Mr. Hallman will replace Mr. Ellman on the audit committee. The audit committee operates under a written charter adopted by the board of directors. The audit committee

  . oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports;

  . makes recommendations to the board of directors regarding the selection of our independent auditors; and

  . reviews the results and scope of the audit and other services provided by our independent auditors.

This committee met four times in 2000. The report of the audit committee is set forth on page 9 of this proxy statement and the audit committee charter is attached as Appendix A.

Compensation Committee Interlocks and Insider Participation

  No current member of the compensation committee is an officer or employee of WatchGuard. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                               EXECUTIVE OFFICERS

Executive Officers

  The following table lists the executive officers of WatchGuard as of May 31, 2001.

            Name          Age                     Position
            ----          ---                     --------
   Christopher G. Slatt..  43 President, Chief Executive Officer and Chairman
                              of the Board
   Steven N. Moore.......  43 Executive Vice President of Strategic Financial
                              Operations, Secretary and Director
   Michael E. McConnell..  51 Senior Vice President, Chief Financial Officer
                              and Treasurer

  Christopher G. Slatt's and Steven N. Moore's biographies are contained in the section above entitled "Proposal One -- Election of Director -- Continuing Directors."

  Michael E. McConnell has served as senior vice president since January 2001 and as chief financial officer and treasurer of WatchGuard since October 2000. Mr. McConnell served as vice president from October 2000 to January 2001. From May 1999 to October 2000, he served as vice president of finance. From January 1992 to May 1999, he served as chief financial officer of Cellular Technical Services Company, Inc., a wireless telecom technologies company. Mr. McConnell holds a B.A. from California Polytechnic State University -- San Luis Obispo.

                             EXECUTIVE COMPENSATION

Compensation Summary

  The following table lists all compensation earned during 2000, 1999 and 1998 by our chief executive officer and our other executive officers whose compensation exceeded $100,000 in 2000.

                           Summary Compensation Table

                                                                            Long-Term
                                                                           Compensation
                                                                              Awards
                                                              Annual       ------------
                                                           Compensation     Securities
                                                        ------------------  Underlying
           Name and Principal Position             Year Salary($) Bonus($)  Options(#)
           ---------------------------             ---- --------- -------- ------------
Christopher G. Slatt.............................. 2000 $ 216,667 $ 42,451       --
 Chief Executive Officer and President             1999   190,000   67,203    40,000
                                                   1998   155,000      --     70,000

Steven N. Moore (1)............................... 2000   191,667   42,451       --
 Executive Vice President of Strategic Financial   1999   174,250   67,203    40,000
 Operations and Secretary                          1998   155,000      --     70,000

Michael E. McConnell (2).......................... 2000   141,942   33,925    60,000
 Vice President, Chief Financial Officer and
  Treasurer

R. Michael Peronto (3)............................ 2000   187,311   34,063       --
 Former Vice President and Chief Operating Officer 1999   142,019   49,538   440,364

--------
(1) Mr. Moore resigned as executive vice president of finance, chief financial officer and treasurer effective October 24, 2000, at which time he became executive vice president of strategic financial operations.

(2) Mr. McConnell became vice president, chief financial officer and treasurer effective October 24, 2000 and senior vice president effective January 9, 2001.

(3) Mr. Peronto joined WatchGuard in March 1999. His annual salary for 1999 was $175,000. Mr. Peronto resigned as vice president and chief operating officer effective August 21, 2000 and terminated his employment with WatchGuard effective November 11, 2000.

 Option Grants in 2000

  The following table provides information regarding options granted during 2000 to our chief executive officer and our other executive officers whose compensation exceeded $100,000 in 2000. The table includes the potential realizable value over the 10-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices. Any actual gains on option exercises will depend on the future performance of our stock.

                       Option Grants in Last Fiscal Year

                                        Individual Grants
                         ------------------------------------------------
                                                                           Potential Realizable
                                                                          Value at Assumed Annual
                         Number of     Percent of                          Rates of Stock Price
                         Securities  Total Options                        Appreciation for Option
                         Underlying    Granted to    Exercise                      Term
                          Options     Employees in     Price   Expiration -----------------------
          Name           Granted(#) Last Fiscal Year ($/Share)    Date       5%($)      10%($)
          ----           ---------- ---------------- --------- ---------- ----------- -----------
Christopher G. Slatt....      --           --             --         --           --          --
Steven N. Moore.........      --           --             --         --           --          --
Michael E. McConnell
 (1)....................   50,000         1.49%       $ 53.34    8/15/10  $ 1,677,381 $ 4,250,814
                           10,000         0.30          37.25   10/17/10      234,263     593,669
R. Michael Peronto......      --           --             --         --           --          --

--------
(1) Approximately 2% of Mr. McConnell's options vest and become exercisable each month, commencing on September 15, 2000 for the first option grant and commencing on November 17, 2000 for the second option grant.

  In 2000, we granted options to purchase an aggregate of 3,244,175 shares of our common stock to our employees. We granted these options under our stock option plans at exercise prices equal to or, in the case of holders of 10% or more of our outstanding stock, exceeding the fair market value of our common stock on the date of grant. In addition, we assumed options to purchase an aggregate of 100,856 shares of our common stock in connection with our October 2000 acquisition of Qiave Technologies Corporation.

 Options Exercised in 2000 and Unexercised Options Held as of December 31, 2000

  The following table provides information regarding options exercised in 2000 and unexercised options held as of December 31, 2000 by our chief executive officer and our other executive officers whose compensation exceeded $100,000 in 2000. The value of unexercised options is calculated on the basis of the closing sales price of our common stock on the Nasdaq National Market on December 29, 2000, which was $31.625 per share.

          Options Exercised in 2000 and Fiscal Year-End Option Values

                                                   Number of Securities
                                                        Underlying           Value of Unexercised
                                                  Unexercised Options at    In-the-Money Options at
                           Shares                   Fiscal Year-End(#)        Fiscal Year-End($)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Christopher G. Slatt....       --            --    66,041        43,959    $ 1,869,976  $ 1,036,240
Steven N. Moore.........       --            --    66,041        43,959      1,869,976    1,036,240
Michael E. McConnell....    39,962   $ 1,607,278   24,350       146,688        368,160    1,699,922
R. Michael Peronto......   137,600     5,441,113   36,705           --         683,631          --

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation committee of the board of directors has furnished the following report on compensation. The compensation committee, which is comprised of three nonemployee directors, reviews and approves the compensation and benefits for our executive officers, grants stock options to officers and nonemployees under our stock option plan and makes recommendations to the board of directors regarding these matters. The compensation committee applies a similar compensation policy to executives and employees and considers internal and external information in determining compensation.

Compensation Philosophy

  Our compensation policies are based on the belief that the interests of employees should be closely aligned with those of our stockholders. The compensation policies are designed to achieve the following objectives:

  . Offer compensation opportunities that attract highly qualified employees, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

  . Maintain a market-competitive compensation structure in line with corporate business objectives. The focus is weighted on incentive programs and based on results as measured by both the quarterly and long-term financial performance of WatchGuard.

  . Further our short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

  Our compensation program has three major integrated components: base salary, quarterly bonus awards and long-term incentives. We emphasize the award of stock options as long-term incentives to executive officers.

  Base salary. Base salary levels are determined annually by reviewing the skills, performance level and contribution to the business of individual employees.

  Quarterly bonus awards. Quarterly bonus awards are based on individual employee goals and the attainments of quarterly corporate objectives, which are set on a quarterly basis.

  Long-term incentives. The compensation committee views stock options as an important part of its long-term, performance-based compensation program. The committee believes that stock ownership is an excellent vehicle for compensating its officers and employees. We provide long-term incentives through our Amended and Restated 1996 Stock Incentive Compensation Plan, or the 1996 plan, our 2000 Stock Option Plan and our 1999 Employee Stock Purchase Plan, the purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments generally over four years. Thus, the value of the stockholders' investment must appreciate before the optionee receives any financial benefit. Additionally, the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ. When determining option awards for an executive officer, the committee considers the executive's current contribution to WatchGuard's performance, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option depends on an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value. The committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

Chief Executive Officer Compensation

  Mr. Slatt's annual salary for 2000 was $216,667 and his bonus was $42,451. Mr. Slatt was not granted any stock options in 2000. Mr. Slatt's base salary and bonus for 2000 was determined based on the same factors employed by the committee for executive officers generally.

  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer and any other of its four most highly compensated executive officers. Compensation that qualifies as "performance-based," however, is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. In addition, our 1996 plan is designed to qualify as performance-based compensation that is fully deductible by us for income tax purposes. The committee will continue to monitor the compensation levels potentially payable under our other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the best interests of WatchGuard.

                                          Compensation Committee

                                          Stuart J. Ellman
                                          Andrew W. Verhalen (Chairman)
                                          Charles P. Waite, Jr.

                             AUDIT COMMITTEE REPORT

  The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors (attached as Appendix A). The current members of the audit committee are Stuart J. Ellman, Andrew W. Verhalen and Charles P. Waite, Jr. (chairman). On or before the date of the annual meeting, Michael R. Hallman will replace Mr. Ellman on the audit committee.

  Our management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on its audit. The audit committee's responsibility is to monitor and oversee the corporate reporting process and the internal and external audits of WatchGuard. In addition, the audit committee recommends to the full board of directors approval or termination of the independent auditors.

  In 2000, the audit committee met and held discussions with management and our independent auditors. In addition, the members of the audit committee individually reviewed our consolidated financial statements before their filing with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors.

  The audit committee discussed with the auditors the matters required to be discussed by the SEC's Statement on Auditing Standards No. 61, "Communication with Audit Committees." Our independent auditors also provided to the audit committee the written disclosure required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the audit committee Ernst & Young LLP's independence.

  Based on the audit committee's discussion with management and the independent auditors, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

                                          Audit Committee

                                          Stuart J. Ellman
                                          Andrew W. Verhalen (Chairman)
                                          Charles P. Waite, Jr.

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total stockholder return for WatchGuard, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index. The graph shows the value, as of December 29, 2000, of $100 invested on July 30, 1999, the date of our initial public offering, in WatchGuard common stock, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index.

 Comparison of Cumulative Total Return Among WatchGuard Technologies, Inc., the
  Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data
                                Processing Index

                              [PERFORMANCE GRAPH]

                                                     July 30, Dec. 31, Dec. 29,
                                                       1999     1999     2000
                                                     -------- -------- --------
   WatchGuard....................................... $100.00  $226.70  $261.80
   Nasdaq Stock Market Index (U.S. companies).......  100.00   149.80    92.70
   Nasdaq Computer and Data Processing Index........  100.00   178.50    85.80

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

  The following table provides information regarding the beneficial ownership of our common stock outstanding as of May 15, 2001 by

  . each person or group that we know beneficially owns 5% or more of our common stock;

  .  each of our directors;

  . our chief executive officer and our other executive officers whose compensation exceeded $100,000 in 2000; and

  .  all of our directors and executive officers as a group.

  The percentage ownership data is based on 26,852,527 shares of WatchGuard common stock outstanding as of May 15, 2001, except the information for Massachusetts Financial Services Company, which is provided as of March 31, 2001, the information for Scudder Kemper Investments, Inc., which is provided as of December 31, 2000, and the information for Mr. Peronto, which is provided as of September 30, 2000. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of May 15, 2001 are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned as of that date, subject to applicable community property laws. Unless otherwise indicated, the following beneficial owners can be reached at our principal offices.

                                                                   Percentage
                                                       Number of    of Shares
                                                         Shares     of Common
                                                      Beneficially    Stock
Name and Address                                         Owned     Outstanding
----------------                                      ------------ -----------
Massachusetts Financial Services Company (1).........  2,823,989      10.52%
 500 Boylston Street
 Boston, MA 02116

Scudder Kemper Investments, Inc. (2).................  2,404,800       8.96
 345 Park Avenue
 New York, NY 10154

Stuart J. Ellman (3).................................     12,682         *

Michael R. Hallman (4)...............................     12,088         *

Andrew W. Verhalen (5)...............................    933,035       3.47

Charles P. Waite, Jr. (6)............................     55,818         *

Christopher G. Slatt (7).............................  2,387,220       8.86

Steven N. Moore (8)..................................  2,391,720       8.88

Michael E. McConnell (9).............................     67,742         *

R. Michael Peronto (10)..............................      1,522         *

Directors and executive officers as a group (7
 persons) (11).......................................  5,860,305      21.62

--------
  *  Less than 1%.

 (1) In a Schedule 13G filed with the SEC on May 18, 2001, Massachusetts Financial Services Company reported sole voting power with respect to 2,538,911 shares and sole dispositive power with respect to 2,823,989 shares.

 (2) In a Schedule 13G filed with the SEC on February 14, 2001, Scudder Kemper Investments, Inc. reported sole voting power with respect to 2,001,100 shares, sole dispositive power with respect to 2,211,800 shares, shared voting power with respect to 206,800 shares and shared dispositive power with respect to 193,000 shares.

 (3) Includes 7,777 shares subject to options exercisable on or within 60 days of May 15, 2001.

 (4) Represents 3,200 shares held by a trust of which Mr. Hallman and his spouse are trustees and 8,888 shares subject to options exercisable on or within 60 days of May 15, 2001.

 (5) Includes 858,291 shares held by entities affiliated with Matrix IV Management Co., L.P. Mr. Verhalen is a general partner of Matrix IV Management Co., L.P., which is the general partner of each of the entities affiliated with it. Mr. Verhalen disclaims beneficial ownership of the shares held by the entities affiliated with Matrix IV Management Co., L.P., except to the extent of his pecuniary interest arising from his interest in Matrix IV Management Co., L.P. Also includes 66,967 shares held by trusts of which Mr. Verhalen is trustee and 7,777 shares subject to options exercisable on or within 60 days of May 15, 2001.

 (6) Includes 1,508 shares held by trusts of which Mr. Waite is trustee and 7,777 shares subject to options exercisable on or within 60 days of May 15, 2001.

 (7) Includes 300,000 shares held by Venus Capital LLC and 79,790 shares subject to options exercisable on or within 60 days of May 15, 2001.

 (8) Includes 300,000 shares held by Baja Investment Co. LLC and 79,790 shares subject to options exercisable on or within 60 days of May 15, 2001.

 (9) Includes 55,923 shares subject to options exercisable on or within 60 days of May 15, 2001.

(10) Mr. Peronto resigned as vice president and chief operating officer effective August 21, 2000. Mr. Peronto's share information reflects the number of shares he reported as owned on a Form 4 for September 2000 filed with the SEC, the last beneficial ownership report he was required to file with the SEC with respect to WatchGuard.

(11) Includes 247,722 shares subject to options exercisable on or within 60 days of May 15, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and holders of 10% or more of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors and 10%-or-greater stockholders to give us copies of all Section 16(a) forms they file with the SEC.

  Based solely on our review of these forms, or written representations from reporting persons that no such forms were required for those persons, we believe that during 2000 our executive officers, directors and 10%-or-greater stockholders complied with all applicable filing requirements, other than one late filing of a Form 4 by each of Mr. Verhalen and Mr. Waite, who are directors of WatchGuard.

                              INDEPENDENT AUDITORS

  Representatives of Ernst & Young LLP, our independent auditors, are expected to attend the annual meeting and will respond to appropriate questions from stockholders.

  Audit Fees. Ernst & Young LLP billed us $172,830 for its audit of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2000 and for its review of our unaudited consolidated financial statements included in our quarterly reports on Form 10-Q filed during 2000.

  Audit-Related Fees. Ernst & Young billed us $246,722 for audit-related services performed during 2000, primarily related to registration statement filings, work on our Qiave and BeadleNet acquisitions and other audit-related services.

  Financial Information Systems Design and Implementation of Fees. We did not engage Ernst & Young LLP in 2000 to provide advice regarding financial information systems design and implementation.

  All Other Fees. Ernst & Young LLP billed us $250,782 for all other services rendered in 2000, including domestic and international tax-related services.

  None of the hours Ernst & Young LLP expended in auditing our financial statements were provided by persons other than Ernst & Young LLP's full-time permanent employees.

  Our audit committee has determined that Ernst & Young LLP's rendering of all nonaudit services is compatible with maintaining auditor independence.

                                 OTHER BUSINESS

  We do not intend to present any business at the annual meeting other than the election of a director described in the accompanying Notice of Annual Meeting of Stockholders, and we have no present knowledge that any other person intends to present business at the annual meeting. If, however, other matters requiring the vote of the stockholders properly come before the annual meeting or any adjournment or postponement of the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

          PROPOSALS BY WATCHGUARD STOCKHOLDERS FOR 2002 ANNUAL MEETING

  Under the SEC's proxy rules and the applicable provisions of our bylaws, stockholder proposals that meet specified conditions may be included in our proxy materials for or be presented at the 2002 annual meeting. Stockholders who intend to present a proposal at our 2002 annual meeting must give us notice of the proposal not later than February 21, 2002 for the proposal to be considered for inclusion in the proxy materials for that meeting. Stockholders that intend to present a proposal that will not be included in the proxy materials must give us notice of the proposal at least 60 but not more than 90 days before the date of the 2002 annual meeting. Because there are other requirements in the proxy rules, however, our timely receipt of any such proposal by a qualified stockholder will not guarantee the proposal's inclusion in our proxy materials or its presentation at the 2002 annual meeting.

                          ANNUAL REPORT AND FORM 10-K

  Copies of our 2000 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2000 are being mailed with this proxy statement to each stockholder of record. If you did not receive a copy of the annual report or the Form 10-K, you may obtain a copy (excluding exhibits) without charge by writing or calling Investor Relations, WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, Washington 98104, (206) 521-8340. Copies of the exhibits to the Form 10-K are available for a nominal fee.

                                   Appendix A

                         WATCHGUARD TECHNOLOGIES, INC.

                        Charter for the Audit Committee
                           of the Board of Directors

Purpose

  The purpose of the Audit Committee established by this charter will be to oversee the corporate financial reporting process and the internal and external audits of WatchGuard Technologies, Inc. (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. It fulfilling this role, the Audit Committee will ensure effective communication among the Board, management and outside auditors. In this way, it will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.

Charter Review

  The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee will cause the Company to publicly file this charter (as then constituted).

Membership

  The Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be an "independent director," as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

  Each member of the Audit Committee also must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  To the extent the membership requirements specified in this section are not currently satisfied, they will be implemented no later than June 1, 2001, as required by the rules of the NASD.

Responsibilities

  The responsibilities of the Audit Committee include:

1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

2. Reviewing the plan for the audit and related services at least annually;

3. Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management before any public filing of those reports;

4. Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

5. Reviewing major issues regarding accounting principles and practices that significantly impact the Company's financial statements;

6. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

7. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

8. Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;

9. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

10. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;

11. Overseeing the Company's procedures for preparing published annual statements and management commentaries;

12. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

13. Ensuring that the Company make any appropriate certifications required by the NASD.

  In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

  Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Meetings

  The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company annually and at such other times as necessary to perform its duties and to review the financial affairs of the Company. The Audit Committee will meet with the Company's outside auditors upon the completion of the annual audit (which meeting may be held without the presence of management), and at such other times as it deems appropriate, to review the outside auditors' examination and management report.

Reports

  To the extent required, the Audit Committee will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

--------------------------------------------------------------------------------

                         WATCHGUARD TECHNOLOGIES, INC.

      This proxy is solicited by WatchGuard's board of directors for the Annual Meeting of Stockholders to be held on July 24, 2001

     The undersigned hereby appoint(s) Christopher G. Slatt and Steven N. Moore, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of WatchGuard Technologies, Inc. held of record by the undersigned on June 1, 2001 at WatchGuard's Annual Meeting of Stockholders, to be held at the W Hotel, Fourth Avenue and Seneca Street, Seattle, Washington, at 9:00 a.m. on Tuesday, July 24, 2001, with authority to vote on the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

               IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE




--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------
                                                         Please mark
                                                          your vote   [X]
                                                         as indicated

The board of directors recommends a vote "FOR" the nominee in Item 1.


                                                     WITHHOLD
                                    FOR the      AUTHORITY to vote
                                    Nominee       for the Nominee
(1)  ELECTION OF DIRECTOR:

     ONE CLASS 1 DIRECTOR             [_]              [_]
     Nominee: Michael R. Hallman

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE IN ITEM 1.

[_]   I plan to attend the annual meeting

Please sign exactly as your name appears on your share certificates(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. You hereby acknowledge receipt of the notice of meeting and proxy statement.

                                             _________
                                                      |
                                                      |
                                                      |
                                                      |


Signatures(s)_______________________________________________ Date ______________


--------------------------------------------------------------------------------
                           . FOLD  AND DETACH HERE .